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                                                                                                                        Exhibit N
Metris Receivables, Inc.                                                    Metris Master Trust                    Monthly Report
Securityholders' Statement                                                     Series 1999-2                             Sep-2001
Section 5.2                                                                 Class A            Class B                Total
(i) Security Amount ..................................................   500,000,000.00      49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................             0.00                 --                  0.00
(iii) Security Interest Distributed ..................................     1,590,000.00                 --          1,590,000.00
(iv) Principal Collections ...........................................    20,358,482.06       2,013,476.27         22,371,958.33
(v) Finance Charge Collections .......................................     9,854,400.72         974,611.07         10,829,011.79
       Recoveries ....................................................     1,194,357.22         118,123.24          1,312,480.46
       Principal Funding Account Investment Earnings .................             0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......             0.00               0.00                  0.00
         Total Finance Charge Collections ............................    11,048,757.94       1,092,734.31         12,141,492.25
Total Collections ....................................................    31,407,240.00       3,106,210.58         34,513,450.58
             (vi) Aggregate Amount of Principal Receivables ..........               --                 --      7,903,112,026.01
       Invested Amount (End of Month) ................................   500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................        6.3266217%         0.6257098%            6.9523315%
       Fixed/Floating Allocation Percentage ..........................        6.3266217%         0.6257098%            6.9523315%
       Invested Amount (Beginning of Month) ..........................   500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................               --                 --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................               --              85.45%     7,144,066,176.56
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....               --               5.67%       473,921,413.84
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...               --               2.60%       217,338,012.06
       90 Days and Over (60+ Days Contractually Delinquent) ..........               --               6.28%       525,010,275.95
Total Receivables ....................................................               --             100.00%     8,360,335,878.41
                (viii) Aggregate Investor Default Amount .............               --                 --          6,235,671.31
         As a % of Average Daily Invested Amount
            (Annualized based on 365 days/year) ......................               --                 --                 13.81%
(ix) Charge-Offs .....................................................             0.00               0.00                  0.00%
(x) Servicing Fee ....................................................               --                 --            903,206.38
(xi) Unreimbursed Redirected Principal Collections ...................               --                 --                  0.00
(xii) Excess Funding Account Balance .................................               --                 --                  0.00
(xiii) New Accounts Added ............................................               --                 --                  6.00
(xiv) Average Gross Portfolio Yield ..................................               --                 --                 26.89%
         Average Net Portfolio Yield .................................               --                 --                 13.08%
(xv) Minimum Base Rate ...............................................               --                 --                  5.58%
        Excess Spread ................................................               --                 --                  7.50%
(xvi) Principal Funding Account Balance ..............................               --                 --                  0.00
(xvii) Accumulation Shortfall ........................................               --                 --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period               --                 --             July 2005
        Accumulation Period Length ...................................               --                 --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........               --                 --                  0.00
        Required Reserve Account Amount ..............................               --                 --                  0.00
        Available Reserve Account Amount .............................               --                 --                  0.00
        Covered Amount ...............................................               --                 --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................               --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................               --                 --                  0.00
(xxi) Policy Claim Amount ............................................               --                 --                  0.00
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